EXHIBIT 10.6

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 21, 2005, is entered into among Familymeds, Inc., a Connecticut corporation (“Familymeds”); Valley Drug Company, an Ohio corporation (“Valley North”); Valley Drug Company South, a Louisiana corporation (“Valley South”) (Familymeds, Valley North and Valley South are sometimes collectively referred to herein as the “Borrowers” and individually each as a “Borrower”); DrugMax, Inc., a Nevada corporation; the other Credit Parties signatory hereto; General Electric Capital Corporation, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

W I T N E S S E T H:

WHEREAS, Borrowers, the other Credit Parties signatory thereto, Lenders and the Agent have entered into certain financing arrangements pursuant to that certain Second Amended and Restated Credit Agreement dated as of December 9, 2004 (as further amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Credit Agreement”; all capitalized terms used herein shall have the respective meanings assigned thereto in the Credit Agreement unless otherwise defined herein);

WHEREAS, the Borrowers, the other Credit Parties, Lenders and the Agent desire to modify and make certain amendments to the Credit Agreement in accordance with, and subject to the terms and conditions set forth in, this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the respective agreements, warranties and covenants contained herein, for $10 and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

1.1 Subject to the terms and conditions of this Amendment, including without limitation Section 3 hereof, the Credit Agreement is amended as follows:

(a) Annex A of the Credit Agreement is hereby amended by inserting the following new defined term in its appropriate alphabetical order:

“Bank Products” means any one or more of the following types of services or facilities extended to any Borrower by a Lender or any Affiliate of a Lender: (i) credit cards, stored value cards and purchasing cards; and (ii) treasury management services, including controlled disbursement services, automated clearinghouse transactions, return items, overdraft and interstate depository network services.

(b) The definition of the term “Availability Block” set forth in Annex A to the Credit Agreement is hereby deleted in its entirety, and the following new definition of the term “Availability Block” is inserted in lieu thereof:

“Availability Block” means the sum of $7,000,000, which sum may be adjusted hereafter upon written consent of all the Requisite Lenders.

(c) The definition of the term “Obligations” set forth in Annex A to the Credit Agreement is hereby deleted in its entirety, and the following new definition of the term “Obligations” is inserted in lieu thereof:

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, obligations of any Credit Party with respect to Bank Products, hedging obligations under swaps, caps and collar arrangements provided by any Lender, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

(d) The definition of the terms “Requisite Lenders” and “Requisite Revolving Lenders” set forth in Annex A to the Credit Agreement are hereby amended by inserting the following proviso at the end of each of the existing definitions:

; provided, however, in no event will Obligations with respect to Bank Products be included for purposes of determining outstanding Commitments or Loans of the Lenders.

(e) Section 1.3(a) of the Credit Agreement is hereby amended by deleting the proviso clause in the first sentence thereof and restating such proviso as follows:

; provided that upon such termination all Loans and other Obligations (other than Obligations with respect to Bank Products) shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto.

(f) Section 1.11(a) of the Credit Agreement is hereby deleted in its entirety, and the following new paragraph is inserted in lieu thereof:

So long as no Default or Event of Default has occurred and is continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B; (4) to all other Obligations (other than those with respect to Bank Products), including expenses of Lenders to the extent reimbursable under Section 11.3, and (5) to all Obligations with respect to Bank Products. Notwithstanding any other provision of this Agreement to the contrary, no payment or proceeds of Collateral shall be applied to Obligations with respect to Bank Products until all other Obligations not relating to Bank Products have been paid in full.

(g) Section 1.3(c) of the Credit Agreement is hereby deleted in its entirety, and the following new paragraph is inserted in lieu thereof:

Any prepayments made by Borrowers pursuant to Sections 1.3(b)(ii) or (b)(iii) above shall be applied in the following order: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Revolving Credit Advances; third, to the outstanding principal balance of Revolving Credit Advances until the same has been paid in full; fourth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B; fifth, to pay any other Obligations (other than those with respect to Bank Products) that may be then due and owing; and sixth, to pay any Obligations with respect to Bank Products. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

(h) Section 7.1 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.1 is substituted in lieu thereof:

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations (other than Obligations with respect to Bank Products) shall be automatically due and payable in full on such date.

(i) Section 8.1 of the Credit Agreement is hereby amended by inserting the following new subpart (r):

A “Condition” (as such term is defined in that certain Subordinated Security Agreement (the “Subordinated Security Agreement”), dated as of March 21, 2005, by and among the Credit Parties and AmerisourceBergen Drug Corporation (“Amerisource”)) shall occur, (b) a Lien under the Subordinated Security Agreement attaches at any time on any assets of any Credit Party or (c) Amerisource files any UCC financing statement naming any Credit Party as debtor.

1.2 Except for the amendments set forth in Section 1.1 of this Amendment, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any Borrower’s or any other Credit Party’s Obligations under or in connection with the Credit Agreement or the other Loan Documents or to modify, affect or impair the perfection or continuity of Agent and Lenders’ security interests in, security titles to or other liens on any Collateral for the Obligations.

SECTION 2. RESERVES

Without limiting or modifying in any manner the right of the Agent and Lenders to establish Reserves in their discretion in accordance with the terms and conditions of the Credit Agreement, the parties hereto agree that (a) the Reserve in the amount of

$2,000,000 set forth in that certain letter agreement, dated as of February 4, 2005, by and among the parties hereto, shall terminate upon the effectives of this Amendment in accordance with Section 3, and (b) the Reserve in the amount of $4,500,000 set forth in the Post-Closing Obligations Letter shall be released upon the termination of the Amerisource Lien (as such term is defined in the Post-Closing Obligations Letter).

SECTION 3. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date on which the Agent shall notify the Borrowers in writing that all of the conditions specified below have been satisfied as determined in the Agent’s sole discretion:

(a) Agent shall have received an original or facsimile copies of this Amendment, duly authorized, executed and delivered by the Borrowers and each other Credit Party;

(b) Agent shall have received payment of all fees, costs and expenses (including the fees, costs and expenses of counsel or other advisors) requested by it and incurred by or on behalf of Agent in connection with this Amendment and any of the other Loan Documents;

(c) No Default or Event of Default shall have occurred and be continuing; and

(d) Agent shall have received such other documents, information, certificates and instruments as it shall reasonably request in connection with the Loan Documents and this Amendment.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby further represents and warrants with and to Agent as follows:

4.1 Representations and Warranties. After giving effect to the amendments set forth in Section 1 of this Amendment (provided that such waivers have not by their terms become void), the Credit Parties hereby represent and warrant that each of the representations and warranties contained in the Loan Documents is true and correct on and as of the date hereof, except for any representation and warranty that relates by its terms only to a specified date (in which case, it shall be true on and as of such date).

4.2 Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to Agent by such Credit Party and are in full force and effect, as modified hereby.

4.3 No Conflict, Etc. The execution and delivery and performance of this Amendment by such Credit Party will not violate any law, rule, regulation or order or contractual obligation or organizational document of such Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

SECTION 5. COVENANT

Each Credit Party hereby covenants and agrees with Agent and Lenders that any misrepresentation by any Credit Party in, or any failure of any Credit Party to fully and timely comply with the covenants, conditions and agreements contained in, this Amendment shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by Agent.

SECTION 6. PROVISIONS OF GENERAL APPLICATION

6.1 Effect of this Amendment. Except as specifically modified pursuant to Section 1 of this Amendment, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

6.2 Strict Compliance. Agent hereby notifies the Credit Parties that, effective from and after the date of this Amendment, Agent and Lenders intend to enforce all of the provisions of the Loan Documents and that Agent and Lenders expect that the Credit Parties will strictly comply with the terms of the Loan Documents from and after this date.

6.3 Costs and Expenses. In addition to, and not in limitation of, any other provision contained in the Loan Documents with respect thereto, each Credit Party, jointly and severally, absolutely and unconditionally agrees to pay to Agent, on demand by Agent, at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Amendment are consummated, all fees and disbursements of any counsel to Agent and allocated costs of internal counsel in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by Agent or any of their respective directors, officers, employees, agents or assigns as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

6.4 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Agent or any Lenders shall affect the representations and warranties or the right of Agent or any Lenders to rely upon them.

6.6 Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent and Lenders and its successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent and Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Credit Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Credit Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.7 Covenant Not to Sue. Each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Credit Party pursuant to Section 6.6 above. If any Credit Party or any of their respective successors, assigns or other legal representations violates the foregoing covenant, each Credit Party, for themselves and their successors, assigns and legal representatives, jointly and severally agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

6.8 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

6.9 Reviewed by Attorneys. Each Credit Party represents and warrants to Agent and the Lenders that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and document executed in connection herewith with, such attorneys and other persons as such Credit Party may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

6.10 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

6.11 Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

(Signature Pages to Follow)

IN WITNESS WHEREOF, this Amendment is executed and delivered as of the day and year first above written.

BORROWERS: FAMILYMEDS, INC., VALLEY DRUG COMPANY, and VALLEY DRUG COMPANY SOUTH

By:	/s/ Edgardo A. Mercadante
Name:	Edgardo A. Mercadante
Title:	President & Chief Executive Officer of each of the above-named entities

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By:	/s/ Steven Wagnblas
Name:	Steven Wagnblas
Title:	Its Duly Authorized Signatory

BANK OF AMERICA, N,A., as Lender

By:	/s/ Robert Scalzitti
Name:	Robert Scalzitti
Title:	Vice President

The following Persons are signatories to this Amendment in their capacities as Credit Parties and not as Borrowers. The undersigned Credit Parties hereby acknowledge and consent to, and agree to the terms of, the foregoing Amendment and Waiver, and ratify and confirm their respective obligations under each of the Loan Documents.

This March 22, 2005.

DRUGMAX, INC.

By:	/s/ Edgardo A. Mercadante
Name:	Edgardo A. Mercadante
Title:	President & Chief Executive Officer

FAMILYMEDS HOLDINGS, INC.

By:	/s/ Edgardo A. Mercadante
Name:	Edgardo A. Mercadante
Title:	President

ARROW PRESCRIPTION LEASING CORP.

By:	/s/ Edgardo A. Mercadante
Name:	Edgardo A. Mercadante
Title:	President & Chief Executive Officer